March 21, 2001

Dillard's, Inc.
1600 Cantrell Road
Little Rock, Arkansas

Board of Directors:

We have audited the consolidated financial statements of Dillard's, Inc. and Subsidiaries as of February 3, 2001
and January 29, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended February 3, 2001, included in your Annual Report on Form 10-K to the
Securities and Exchange Commission and have issued our report thereon dated March 21, 2001, which expresses an unqualified opinion and includes an explanatory paragraph concerning the change in the method of calculating merchandise inventories under the retail inventory method.  Note 1 to such consolidated financial statements contains a description of your adoption during the year ended February 3, 2001 of the change in the method of calculating merchandise inventories under the retail inventory method.  In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

Yours truly,

DELOITTE & TOUCHE LLP